As filed with the Securities and Exchange Commission on August 19, 1998 Registration No. __-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                               ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ---------------

                                GANNETT CO., INC.
            (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                        16-0442930
(State of Incorporation)                (I.R.S. Employer Identification No.)

                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                                (703) 284-6000
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)

                  THE GANNETT CO., INC. 401(K) SAVINGS PLAN
                              (Full Title of Plan)
                                --------------
                             THOMAS L. CHAPPLE, ESQ.
             Senior Vice President, General Counsel and Secretary
                                GANNETT CO., INC.
                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                                 (703) 284-6000
   (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent For Service)
                               ---------------

                          Copies of Communications to:

                            JOSEPH H. REYNOLDS, ESQ.
                       NIXON, HARGRAVE, DEVANS & DOYLE LLP
                       One Thomas Circle, N.W., Suite 700
                             Washington, D.C. 20005
                         Telephone Number: 202-457-5300
                               ----------------

                         CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
                                      Maximum      Maximum
Title of             Amount           Offering     Aggregate    Amount of
Securities To        To Be            Price Per    Offering     Registration
Be Registered        Registered(4)    Share        Price        Fee


Common Stock(1)  4,000,000 shares    $63.16(2)    $252,640,000 $74,528.80
Interests in the Gannett Co.,  Inc. 401(k) Savings Plan(3)





   (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
   (2) Calculated pursuant to Rule 457(h), solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as reported by the New York Stock Exchange on August 12, 1998.
   (3) Interests in the Gannett Co., Inc. 401(k) Savings Plan includes related interests in the Trust created pursuant to the Plan. The amount of interests to be registered and the proposed maximum aggregate offering price is included in the information regarding Common Stock.
   (4)  As  permitted  by  Rule  429(b),  the  prospectus   contained  in  this
Registration Statement is a combined prospectus which also covers securities covered by Registration Statement No. 33-35305.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      Incorporated herein by reference are (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998 and June 28, 1998; and (iii) the description of the Company's Common Stock in Registration Statement No. 33-35305 on Form S-8 filed June 8, 1990.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Company will provide without charge to each person to whom a Prospectus relating to this Registration Statement is delivered, at the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference into such documents). All requests for such copies should be directed to: Secretary, Gannett Co., Inc., 1100 Wilson Boulevard, Arlington, Virginia 22234, (703) 284-6000.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 28, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

      Section 17 of Article II of the Company's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

      Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

      The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of such By-Laws and Article NINTH of such Certificate of Incorporation, as applicable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

      23.   Consent of PricewaterhouseCoopers LLP


ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant has submitted the original plan to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the plan. In addition, the undersigned registrant hereby undertakes to submit the plan as amended effective January 1, 1998 to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the plan, as amended.

                                   SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 18th day of August, 1998.

                                       GANNETT CO., INC.


                                       By:   /s/  Douglas H. McCorkindale
                                             -----------------------------
                                            Douglas H. McCorkindale
                                            Vice Chairman and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                 Title                          Date


/s/  John J. Curley       Chairman, Chief Executive      August 18, 1998
----------------------
John J. Curley              Officer, Director


/s/ Douglas H. McCorkindale   Vice Chairman, President   August 18, 1998
---------------------------
Douglas H. McCorkindale


/s/ Larry F. Miller       Executive Vice President,      August 18, 1998
--------------------        Chief Financial Officer
Larry F. Miller

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints John J. Curley, Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the others, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement pursuant to the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                        Title                   Date


 /s/  Meredith A. Brokaw         Director                August 18, 1998
-------------------------
Meredith A. Brokaw


 /s/ Peter B. Clark              Director                August 18, 1998
-------------------------
Peter B. Clark


 /s/ Stuart T. K. Ho             Director                August 18, 1998
--------------------------
Stuart T. K. Ho


 /s/ Drew Lewis                  Director                August 18, 1998
--------------------------
Drew Lewis


 /s/ Josephine P. Louis          Director                August 18, 1998
---------------------------
Josephine P. Louis

 /s/ Thomas A. Reynolds, Jr.     Director                August 18, 1998
----------------------------
Thomas A. Reynolds, Jr.


 /s/ Karen Hastie Williams       Director                August 18, 1998
--------------------------------
Karen Hastie Williams

                                  EXHIBIT INDEX

      23.   Consent of PricewaterhouseCoopers LLP